                                                                   EXHIBIT 99.1










                          LYONDELL CONTRIBUTED BUSINESS












                          AUDITED FINANCIAL STATEMENTS
                     WITH REPORT OF INDEPENDENT ACCOUNTANTS

                             AS OF NOVEMBER 30, 1997
                      AND FOR THE ELEVEN MONTHS THEN ENDED

                          LYONDELL CONTRIBUTED BUSINESS

                          INDEX TO FINANCIAL STATEMENTS


                                                                           PAGE
                                                                           ----
Report of Independent Accountants                                            2

Financial Statements:

          Balance Sheet                                                      3

          Statement of Income and Invested Capital                           4

          Statement of Cash Flows                                            5

          Notes to Financial Statements                                      6

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Stockholders and Board of Directors of Lyondell Petrochemical Company

In our opinion, the accompanying balance sheet and the related statements of income and invested capital and of cash flows present fairly, in all material respects, the financial position of the contributed petrochemicals and polymers businesses of Lyondell Petrochemical Company ("Lyondell Contributed Business") at November 30, 1997, and the results of its operations and its cash flows for the eleven month period then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Lyondell Contributed Business's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



PRICEWATERHOUSECOOPERS LLP

Houston, Texas
July 7, 1998

                          LYONDELL CONTRIBUTED BUSINESS

                                  BALANCE SHEET
                                  (IN MILLIONS)

                                                                     NOVEMBER 30
                                                                        1997
                                                                     -----------
                                     ASSETS
Current assets:
   Cash and cash equivalents                                             $    1
     Accounts receivable:
          Trade                                                             350
          Related parties                                                    31
     Inventories                                                            233
     Prepaid expenses and other current assets                                7
                                                                         ------
          Total current assets                                              622
                                                                         ------

Property, plant and equipment                                             1,974
Less accumulated depreciation and amortization                           (1,148)
                                                                         ------
                                                                            826

Deferred charges and other assets                                            84
                                                                         ------

Total assets                                                             $1,532
                                                                         ======

                        LIABILITIES AND INVESTED CAPITAL
Current liabilities:
     Accounts payable:
          Trade                                                          $  153
          Related parties                                                     7
     Current maturities of long-term debt                                    32
     Other accrued liabilities                                               78
                                                                         ------
          Total current liabilities                                         270

Long-term debt                                                              713
Other liabilities and deferred credits                                       13
Commitments and contingencies (Note 8)

Total invested capital                                                      536
                                                                         ------

Total liabilities and invested capital                                   $1,532
                                                                         ======








                       See notes to financial statements.

                          LYONDELL CONTRIBUTED BUSINESS

                    STATEMENT OF INCOME AND INVESTED CAPITAL
                                  (IN MILLIONS)

                                                                  FOR THE ELEVEN
                                                                   MONTHS ENDED
                                                                    NOVEMBER 30
                                                                       1997
                                                                  --------------
SALES AND OTHER OPERATING REVENUES:
     Unrelated parties                                                   $2,183
     Related parties                                                        532
                                                                         ------
                                                                          2,715
OPERATING COSTS AND EXPENSES:
     Cost of sales:
          Unrelated parties                                               1,662
          Related parties                                                   423
     Depreciation and amortization                                           68
     Selling, general and administrative expenses                           166
                                                                         ------
                                                                          2,319
                                                                         ------

     Operating income                                                       396

 Interest expense, net                                                       50
                                                                         ------
      Income before income taxes                                            346

 Provision for income taxes                                                 127
                                                                         ------
      NET INCOME                                                            219

 Invested capital at beginning of period                                    423

 Net transactions with Lyondell                                            (106)
                                                                         ------
 INVESTED CAPITAL AT END OF PERIOD                                       $  536
                                                                         ======









                       See notes to financial statements.

                          LYONDELL CONTRIBUTED BUSINESS

                             STATEMENT OF CASH FLOWS
                                  (IN MILLIONS)

                                                                  FOR THE ELEVEN
                                                                   MONTHS ENDED
                                                                    NOVEMBER 30
                                                                       1997
                                                                  --------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                           $   219
Adjustments to reconcile net income to net
  cash provided by operating activities:
     Depreciation and amortization                                        68
     Increase in accounts receivable                                     (26)
     Increase in inventories                                             (37)
     Decrease in accounts payable                                        (70)
     Net change in other working capital accounts                         19
     Other                                                               (17)
                                                                     -------
         Net cash provided by operating activities                       156

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment                               (49)
                                                                     -------
         Net cash used in investing activities                           (49)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net transactions with parent                                            (106)
                                                                     -------
          Net cash used in financing activities                         (106)

NET CHANGE IN CASH AND CASH EQUIVALENTS                                    1
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                            --
                                                                     -------
CASH AND CASH EQUIVALENTS, END OF PERIOD                             $     1
                                                                     =======















                       See notes to financial statements.

                          LYONDELL CONTRIBUTED BUSINESS

                          NOTES TO FINANCIAL STATEMENTS
                                  (IN MILLIONS)




NOTE 1. BASIS OF PRESENTATION AND DESCRIPTION OF THE CONTRIBUTED BUSINESS

As of December 1, 1997, Lyondell Petrochemical Company ("Lyondell" or the "Company") and Millennium Chemicals Inc. ("Millennium") formed a new joint venture company named Equistar Chemicals, LP (the "Partnership") which is being operated as a partnership. The Partnership owns and operates the existing olefins and polymers businesses contributed by the two companies. The assets of the Partnership consist of 13 manufacturing facilities on the US Gulf Coast and in the US Midwest, producing ethylene, propylene, polyethylene (high-density, low-density and linear low-density), polypropylene, ethyl alcohol, butadiene, aromatics, methyl butyl tertiary ether ("MTBE") and other products for sale to customers throughout the US. The Partnership has $1,745 of debt including $745 face value of debt assumed from Lyondell and $750 under a new credit facility, the proceeds of which will be used to repay debt assumed from Millennium upon completion of the transaction, and a note receivable from Lyondell of $345.

On March 20, 1998, Lyondell and Millennium announced an agreement to expand the Partnership with the addition of the ethylene, propylene, and ethylene oxide and derivative businesses of Occidental Chemical Corporation ("OxyChem"), a subsidiary of Occidental Petroleum. Following the closing of the agreement on May 15, 1998, Lyondell's percentage ownership in the Partnership decreased to 41% from 57%, with Millennium and OxyChem each owning a 29.5% share.

Lyondell contributed to the Partnership substantially all of the net assets and operations comprising its petrochemicals and polymers segments. Lyondell retained ownership of its 58.75% interest in LYONDELL-CITGO Refining Company Ltd. ("LYONDELL-CITGO Refining") and its 75% interest in Lyondell Methanol Company, L.P. ("Lyondell Methanol").

The accompanying financial statements include the results of operations, assets and liabilities of the petrochemicals and polymers businesses currently owned by Lyondell that will be contributed to the Partnership ("Contributed Business"). These financial statements are presented on a going concern basis and include only the historical net assets and results of operations that are directly related to the Contributed Business. Consequently, the financial position, results of operations and cash flows may not be indicative of what would have been reported if the Contributed Business had been a separate, stand-alone entity or had been operated as a part of the Partnership.

Lyondell provided certain corporate, general and administrative services to the Contributed Business, including legal, tax, treasury, risk management and other services. The Contributed Business provided certain general and administrative services to Lyondell, including computer, office lease and employee benefits services. Charges for the services are believed to be reasonable and substantially offset each other for the periods presented. In addition, Lyondell has controlled, on a centralized basis, all cash receipts and disbursements received or made by the Contributed Business. The net results of such transactions are included in the balance sheet as invested capital.

                          LYONDELL CONTRIBUTED BUSINESS

                                  (IN MILLIONS)


NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition Revenue from product sales is generally recognized upon delivery of product to the customer.

Use of Estimates The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents Cash equivalents consist of highly liquid debt instruments such as certificates of deposit, commercial paper and money market accounts purchased with an original maturity date of three months or less.

Accounts Receivable The Contributed Business sells its products primarily to companies in the petrochemicals and polymers industries. The Contributed Business performs ongoing credit evaluations of its customers' financial condition and in certain circumstances requires letters of credit from them. The Contributed Business's allowance for doubtful accounts, which is reflected in the balance sheet as a reduction of accounts receivable, totaled $3 at November 30, 1997.

Inventories Inventories are stated at the lower of cost or market value. Cost is determined on the last-in, first-out ("LIFO") basis, except for materials and supplies, which are valued at average cost. Inventories valued on a LIFO basis were approximately $44 less than the amount of such inventories valued at current cost at November 30, 1997.

Inventories consist of the following:

                                                                  NOVEMBER 30
                                                                      1997
                                                                  -----------
Petrochemicals                                                        $ 136
Polymers                                                                 74
Materials and supplies                                                   23
                                                                      -----
                                                                      $ 233
                                                                      =====


Property, Plant and Equipment Property, plant and equipment are recorded at cost. Depreciation of property, plant and equipment is computed using the straight-line method over the estimated useful lives of the assets, generally 5 to 30 years for manufacturing facilities and equipment. Interest cost incurred on debt during the construction of major projects that exceed one year is capitalized. No interest was capitalized during the periods presented. Property, plant and equipment consist of the following:

                                                                  NOVEMBER 30
                                                                      1997
                                                                  -----------
Manufacturing facilities and equipment                              $ 1,868
Construction projects in progress                                        79
Land                                                                     27
                                                                    -------
                                                                    $ 1,974
                                                                    =======


Turnaround Maintenance and Repair Expenses The costs of repairs and maintenance incurred in connection with turnarounds of major units at the Contributed Business's manufacturing facilities exceeding $5 are deferred as incurred and amortized on a straight-line basis until the next planned turnaround, which is generally four to six years.

                          LYONDELL CONTRIBUTED BUSINESS

                                  (IN MILLIONS)


Other Accrued Liabilities Other accrued liabilities consist of the following:

                                                                  NOVEMBER 30
                                                                      1997
                                                                  -----------
Payroll                                                                $ 24
Interest                                                                 19
Taxes other than income                                                  24
Other                                                                    11
                                                                       ----
                                                                       $ 78
                                                                       ====


Accounts payable and certain accrued expenses were not contributed to the Partnership at its formation.

Environmental Remediation Costs Expenditures related to investigation and remediation of contaminated sites, which include operating facilities and waste disposal sites, are accrued when it is probable a liability has been incurred and the amount of the liability can reasonably be estimated. Accrued liabilities are exclusive of claims against third parties (except where payment has been received or the amount of liability or contribution by such other parties, including insurance companies, has been agreed) and are not discounted. In general, costs related to environmental remediation are charged to expense. Environmental costs are capitalized if the costs increase the value of the property and/or mitigate or prevent contamination from future operations.

Exchanges Finished product exchange transactions, which are of a homogeneous nature of commodities in the same line of business and do not involve the payment or receipt of cash, are not accounted for as purchases and sales. Any resulting volumetric exchange balances are accounted for as inventory in accordance with the normal LIFO valuation policy. Exchanges settled through payment and receipt of cash are accounted for as purchases and sales.

Income Taxes Earnings of the Contributed Business have been included in the consolidated federal income tax return filed by Lyondell. Pursuant to an informal tax allocation agreement, income taxes have been allocated to the Contributed Business based on applicable statutory tax rates applied to the taxable earnings generated by such business. The effective income tax rate was 36.6% for the eleven months ended November 30. State income taxes were the primary difference between the effective tax rates and the 35% federal statutory rate. Liabilities for current and deferred income taxes have been and remain the responsibility of Lyondell, and accordingly, have been included in the balance sheet as invested capital.

As part of the transactions to consummate the Partnership, Lyondell entered into tax sharing and indemnification agreements with the Partnership in which Lyondell generally agreed to indemnify the Partnership for income tax liabilities attributable to periods when the operations of the Contributed Business were included in the consolidated tax return of Lyondell.

Research and Development The cost of research and development efforts is expensed as incurred. Such costs aggregated $12 for the eleven months ended November 30, 1997.


NOTE 3. FINANCIAL INSTRUMENTS

The fair value of all financial instruments included in current assets and current liabilities, including cash and cash equivalents, accounts receivable, accounts payable and notes payable, approximated their carrying value due to their short maturity. Based on the borrowing rates currently available to the Contributed Business for debt with terms and average maturities similar to the Contributed Business's debt portfolio, the fair value of the Contributed Business's long-term debt, including amounts due within one year, was $701 at November 30, 1997.

The Contributed Business is party to various unconditional purchase obligation contracts as a purchaser for product and services. At November 30, 1997, future minimum payments under these contracts with noncancelable contract terms in excess of one year were as follows.

                          LYONDELL CONTRIBUTED BUSINESS

                                  (IN MILLIONS)


                                                                      AMOUNT
                                                                      ------
                     1998                                               $ 14
                     1999                                                 14
                     2000                                                 13
                     2001                                                 11
                     2002                                                 10
                     Thereafter                                           54
                                                                        ----
                Total minimum contract payments                         $116
                                                                        ====


The Contributed Business's total purchases under these agreements were $15 for the eleven months ended November 30, 1997.


NOTE 4. RELATED PARTY TRANSACTIONS

Related party transactions with Atlantic Richfield Company ("ARCO") for the nine months ended September 30, 1997, excluding sales to ARCO Chemical Company, and LYONDELL-CITGO Refining for the eleven months ended November 30, 1997 are as follows:

                                                                       FOR THE
                                                                       ELEVEN
                                                                    MONTHS ENDED
                                                                     NOVEMBER 30
                                                                        1997
                                                                    ------------
Sales:
  Products                                                                $ 319
  Other                                                                       7
  Business interruption recovery                                             --
                                                                          -----
                                                                          $ 326
                                                                          =====
Costs:
  Product purchases                                                       $ 409
  Transportation fees                                                        19
  Other, net                                                                 (5)
  Business interruption recovery                                             --
                                                                          -----
                                                                          $ 423
                                                                          =====


The Company purchased 383,312 shares of common stock held by ARCO after the conversion of the Exchangeable Notes on September 15, 1997 at a price of $25.66 per share, eliminating ARCO's ownership interest in the Contributed Business. Therefore, as of September 30, 1997, ARCO is no longer considered a related party of the Contributed Business.

Sales to ARCO Chemical Company, an ARCO affiliate, consisting primarily of product sales, were $206 for the nine months ended September 30, 1997.

                          LYONDELL CONTRIBUTED BUSINESS

                                  (IN MILLIONS)


NOTE 5. LONG-TERM DEBT

Long-term debt consists of the following:

                                                                  NOVEMBER 30
                                                                      1997
                                                                  -----------
10.00% Notes due in 1999                                              $ 150
9.125% Notes due in 2002                                                100
6.5% Notes due in 2006                                                  150
7.55% Debentures due in 2026                                            150
Medium-term notes                                                       195
                                                                        745
Less current portion                                                     32
                                                                      -----
                                                                      $ 713
                                                                      =====


Aggregate maturities of long-term debt during the five years subsequent to November 30, 1997 are as follows: 1998 -- $32; 1999 -- $150, 2000 -- $42;
2001 -- $90; 2002 -- $101. After contribution to the Partnership, Lyondell will continue to be liable on the above debt until its maturity.

The Notes due in 1999 and the medium-term notes contain provisions that would allow the holders to require the Company to repurchase the debt upon the occurrence of certain events together with specified declines in public ratings on the Notes due in 1999. Certain events include acquisitions by persons other than ARCO or the Company of more than 20% of the Company's common stock, any merger or transfer of substantially all of the Company's assets, in connection with which the Company's common stock is changed into or exchanged for cash, securities or other property and payment of certain "special" dividends.

The medium-term notes mature at various dates from 1998 to 2005 and have a weighted average interest rate at November 30, 1997 of 9.8%.

Interest paid was $59 for the eleven months ended November 30, 1997.


NOTE 6. PENSION AND OTHER POSTRETIREMENT BENEFITS

Defined Benefit Pension Plans -- All full-time regular employees of the Contributed Business are covered by defined benefit pension plans sponsored by Lyondell. Retirement benefits are based on years of service and the employee's highest three consecutive years of compensation during the last ten years of service. The funding policy for these plans is to make periodic contributions as required by applicable law. The Contributed Business accrues pension costs based on an actuarial valuation and funds the plans through contributions to the Company, reflected in invested capital, which then contributes to pension trust funds separate from Lyondell funds. The Contributed Business also has unfunded supplemental nonqualified retirement plans which provide pension benefits for certain employees in excess of the tax qualified plans' limits. The Contributed Business recorded expense related to participation in these plans of $7 for the eleven months ended November 30, 1997.

Defined Contribution Plans -- Effective July 1, 1995, Lyondell also maintains voluntary defined contribution savings plans for eligible employees, including those employed by the Contributed Business. Under provisions of the plans, Lyondell contributes an amount equal to 160% of employee contributions up to a maximum matching contribution of eight percent of the employee's base salary. Prior to July 1, 1995, Lyondell had similar voluntary defined contribution plans. The Contributed Business recorded expense related to participation in these voluntary defined contribution savings plans totaled $6 for the eleven months ended November 30, 1997.

                          LYONDELL CONTRIBUTED BUSINESS

                                  (IN MILLIONS)


Other Postretirement Benefit Plans -- Lyondell sponsors unfunded postretirement benefit plans other than pensions ("OPEB") for both salaried and non-salaried employees, including those employed by the Contributed Business, which provide medical and life insurance benefits. The postretirement health care plans are contributory while the life insurance plans are non-contributory. Currently, Lyondell pays approximately 80% of the cost of the health care plans but reserves the right to modify the cost-sharing provisions at any time. The Contributed Business recorded expense related to participation in these plans of approximately $4 for the eleven months ended November 30, 1997. The actuarially determined liability associated with the currently active employees of the Contributed Business based on current plan provisions at November 30, 1997 was $25.


NOTE 7. LEASES

At November 30, 1997, future minimum rental payments for operating leases with noncancelable lease terms in excess of one year were as follows:

                                                                     AMOUNT
                                                                     ------
                     1998                                             $  85
                     1999                                                69
                     2000                                                54
                     2001                                                39
                     2002                                                29
                     Thereafter                                         351
                                                                      -----
                Total minimum contract payments                       $ 627
                                                                      =====

Operating lease net rental expenses were $42, $44, and $39 for the eleven months ended November 30, 1997 and the years ended December 31, 1996, and 1995, respectively.


NOTE 8. COMMITMENTS AND CONTINGENCIES

The Contributed Business has various purchase commitments for materials, supplies and services incident to the ordinary conduct of business. In the aggregate, such commitments are not at prices in excess of current market.

In connection with the transfer of assets and liabilities from ARCO to the Company, the Company and ARCO entered into an agreement ("Cross-Indemnity Agreement") whereby the Company agreed to defend and indemnify ARCO against certain uninsured claims and liabilities which ARCO may incur relating to the operation of the Company's integrated petrochemicals and petroleum processing business prior to July 1, 1988, including certain liabilities which may arise out of pending and future lawsuits. ARCO indemnified the Company under the Cross-Indemnity Agreement with respect to other claims or liabilities and other matters of litigation not related to the assets or business included in the Company's consolidated financial statements. The Company has reached an agreement-in-principle with ARCO to update the Cross-Indemnity Agreement ("Revised Cross-Indemnity Agreement"). The Cross-Indemnity Agreement and the Revised Cross-Indemnity Agreement cover operations of the Company included in the Contributed Business. Subject to the uncertainty inherent in all litigation, management believes the resolution of the matters pursuant to the Revised Cross-Indemnity Agreement will not have a material adverse effect upon the financial statements or liquidity of the Contributed Business.

In addition to lawsuits for which the Company has indemnified ARCO, the Company is also subject to various lawsuits and proceedings which may involve the operations of the Contributed Business. Subject to the uncertainty inherent in all litigation, management believes the resolution of these proceedings will not have a material adverse effect upon the consolidated financial statements or liquidity of the Contributed Business.

As part of the transactions to consummate the Partnership, Lyondell agreed to indemnify the Partnership for any present or future liabilities arising within a seven-year period after the consummation of the Partnership which are attributable to the Contributed Business operations prior to the Partnership's formation in excess of $7.

                          LYONDELL CONTRIBUTED BUSINESS

                                  (IN MILLIONS)




The Contributed Business's policy is to be in compliance with all applicable environmental laws. The Contributed Business is subject to extensive environmental laws and regulations concerning emissions to the air, discharges to surface and subsurface waters and the generation, handling, storage, transportation, treatment and disposal of waste materials. Some of these laws and regulations are subject to varying and conflicting interpretations. In addition, the Contributed Business cannot accurately predict future developments, such as increasingly strict requirements of environmental laws, inspection and enforcement policies and compliance costs therefrom which might affect the handling, manufacture, use, emission or disposal of products, other materials or hazardous and non-hazardous waste.

As of November 30, 1997, the Contributed Business has accrued $2 related to future regulatory agency assessment and remediation costs, of which $1 is included in current liabilities at November 30, 1997 while the remaining amounts are expected to be incurred over the next two to seven years. In the opinion of management, there is currently no material range of loss in excess of the amount recorded. However, it is possible that new information about the sites for which the reserve has been established, new technology or future developments such as involvement in other regulatory agency or other comparable state law investigations could require the Contributed Business to reassess its potential exposure related to environmental matters.

In the opinion of management, any liability arising from the matters discussed in this Note will not have a material adverse effect on the consolidated financial statements or liquidity of the Contributed Business. However, the adverse resolution in any reporting period of one or more of these matters discussed in this Note could have a material impact on the Contributed Business's results of operations for that period without giving effect to contribution or indemnification obligations of co-defendants or others, or to the effect of any insurance coverage that may be available to offset the effects of any such award.